                                                                   EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


                                  -------------


We consent to the inclusion in this Form 8-K of Science Applications International Corporation of our report dated February 12, 1997, on our audits of the consolidated financial statements and financial statement schedule of Bellcore and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in the consolidated financial statements of Bellcore for the year ended December 31, 1996.




/s/ COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
July 10, 1997